UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 7, 2005

America Online Latin America, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-31181	65-0963212
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6600 N. Andrews Avenue, Suite 400, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-689-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2005, America Online Latin America, Inc. ("AOLA") received a letter (the "Letter") from The Nasdaq Stock Market ("Nasdaq") notifying AOLA that for 10 consecutive trading days prior to the date of the Letter, the market value of AOLA's listed securities had been below the minimum of $35,000,000 as required for continued inclusion on the Nasdaq SmallCap Market. Accordingly, in accordance with Marketplace Rule 4450(e)(4), Nasdaq has provided AOLA with 30 calendar days, or until May 9, 2005, to regain compliance.

In the Letter, Nasdaq also notified AOLA that it was not in compliance with Marketplace Rules 4310(c)(2)(B)(i) or 4310 (c)(2)(B)(iii), which require minimum stockholders' equity of $2,500,000 or net income from operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

AOLA has previously disclosed its receipt of a letter from Nasdaq regarding its noncompliance with Nasdaq's $1.00 minimum bid price requirement. In addition, AOLA has previously disclosed that it is not in compliance with Nasdaq's Audit Committee composition requirement and received a letter from Nasdaq regarding such noncompliance on April 1, 2005. As previously disclosed, AOLA expects that its class A common stock will be delisted. AOLA does not expect to be able to regain compliance with any of the Nasdaq listing requirements described in this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America Online Latin America, Inc.

April 13, 2005	By:	/s/ Charles M. Herington

Name: Charles M. Herington
Title: Chief Executive Officer and President